EXHIBIT 10.23

KEY LINK ASSETS CORP.

NOTE PAYABLE

$3,020

March 20, 2015

Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, Key Link Assets Corp., a Delaware corporation (“Maker”) promises to pay to the order of Shawn Clark, together with any successors or assigns (collectively, the "Holder"), the principal sum of Three-Thousand and Twenty   (US $3,020). The Note is non-interest bearing and bears no collateral.

The Note will be paid in full on June 30, 2016. The Company may redeem the Notes in part, or in full, prior to the due date of the Note.

Payments of principal shall be made at the place that Holder from time to time shall direct in writing, or, in the absence of direction, at 216 South Jefferson Street, Suite LL, Chicago, Illinois 60661.

Upon a default by the undersigned to make any payment due hereunder, and continuing for five (5) calendar days after notice has been given to the undersigned, and at the option of the Holder, all of the unpaid indebtedness evidenced by this Note shall become immediately due and payable and shall accrue interest at the highest rate of interest then permitted by law.

This Note is submitted by the undersigned to the Holder in Chicago, Illinois and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects.

To induce the Holder to accept this Note, the undersigned irrevocably agrees that, subject to the Holder's sole and absolute election, all actions and proceedings in any way, manner or respect arising out of or from or related to this Note shall be litigated in courts having situs within the County of Cook, State of Illinois, the undersigned hereby covenants and submits to the jurisdiction of any local, state or federal court located within said county and state.

Any notice, designation, demand, consent or request required herein to be given or to be served upon the undersigned by the Holder shall be deemed to have been given or served upon mailing, if addressed to the undersigned at 216 South Jefferson Street, Suite LL, Chicago, Illinois 60661, or upon actual receipt by the undersigned.

In the event of default hereunder, the undersigned agrees to pay all expenses, including, without limitation, attorney fees, incurred by the Holder in endeavoring to enforce the rights of Holder hereunder.

Key Link Assets Corp.

By:   /s/ Shawn Clark

      Shawn Clark, Chief Executive Officer